EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-113693 and No. 333-62597) and Form S-8 (No. 33-73808, No. 33-73810, No. 33-73812 and No. 33-77844) of Eastman Chemical Company of our report dated March 9, 2005, relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
March 14, 2005

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